Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS SECOND QUARTER EARNINGS

Danville, VA, July 21, 2022 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported second quarter 2022 earnings of $8.1 million, or $0.76 per diluted common share. Those results compare to earnings of $10.8 million, or $0.99 per diluted common share, during the same quarter in the prior year, and earnings of $9.0 million, or $0.84 per diluted common share, for the first quarter of 2022. Earnings for the six months ended June 30, 2022 were $17.1 million, or $1.60 per diluted common share, compared to $22.1 million, or $2.01 diluted common share, for the same period of 2021.

President and Chief Executive Officer, Jeffrey V. Haley, commented, “Core earnings remained solid during the quarter, with strong growth in net interest income reflecting our earnings capacity in a rising rate environment and offsetting some pressure on our fee based lines of business. Operating expenses remained stable, and we saw a return to a more normalized level of provision expense primarily associated with our loan growth. Asset quality remains strong and while we do not see any deterioration at this time, we are maintaining a watchful eye on a slowing economy.

“We continue to focus on adding talent and investing in the business. We successfully implemented several major projects during the quarter, including contactless debit cards and a new treasury management platform. Many other projects are in flight to further our digital offerings and better serve our customers.

“Looking forward, we should continue to benefit from rising rates in the short term, which should mitigate expected pressures on fee-based revenues and operating costs. Our history of exceptional credit quality should serve us well if we do experience an economic downturn.”

Second quarter 2022 highlights include:

●	Earnings produced a return on average tangible common equity of 13.87% for the second quarter of 2022, compared to 14.14% in the previous quarter and 17.30% for the same quarter in the prior year (non-GAAP).

●	Net interest income increased $1.0 million, or 5.1%, when compared to the previous quarter, and decreased $281 thousand, or 1.3%, when compared to the same quarter in 2021.

●	Fully taxable equivalent (“FTE”) net interest margin was 2.76% for the quarter, up from 2.63% in the first quarter of 2022 and down from 3.00% in the same quarter of the prior year (non-GAAP).

●	Noninterest revenues decreased $763 thousand, or 13.6%, when compared to the previous quarter, and decreased $305 thousand, or 5.9%, compared to the same quarter in the prior year.

●	Noninterest expense increased $106 thousand, or less than 1%, when compared to the previous quarter, and increased $818 thousand, or 5.6%, when compared to the same quarter in the prior year.

●	Average loans held for investment, excluding U.S. Small Business Administration Paycheck Protection Program (“PPP”) loans, grew $44.5 million, or 9.1% annualized, during the second quarter as compared to the previous quarter of $44.5 million, or 9.5% annualized.

●	The Company recognized a provision for loan losses in the second quarter of 2022 of $581 thousand compared to negative provisions of $758 thousand in the first quarter of 2022 and $1.4 million in the second quarter of 2021. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were 0.01% for the second quarter of 2022, compared to (0.01%) in the previous quarter and the same quarter in the prior year.

●	Nonperforming assets as a percentage of total assets were 0.05% at June 30, 2022, down from 0.06% at March 31, 2022, and down from 0.07% at June 30, 2021.

NET INTEREST INCOME

Net interest income for the second quarter of 2022 increased by $1.0 million, or 5.1%, to $21.5 million compared to $20.5 million for the first quarter of 2022. The second quarter of 2022 compared to the same quarter of 2021 reflected a decrease of $281 thousand, or 1.3%. The FTE net interest margin for the quarter was 2.76%, up from 2.63% in the prior quarter but down from 3.00% in the same quarter a year ago (non-GAAP). The margin expansion relative to the previous quarter was the product of a shift in the earning assets mix resulting from excess deposits in other banks being deployed into the loan and investment portfolios as well as higher yields on securities and deposits in other banks due to the increase in interest rates. The decrease in margin from second quarter 2021 was attributable to significantly more PPP related income in 2021, partially offset by lower interest expense.

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the second quarter of 2022, net accretion related to acquisition accounting amounted to $336 thousand compared to $566 thousand in the prior quarter and $875 thousand for the same quarter in 2021. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

For the years ending (estimated):
2022	$ 436
2023	719
2024	420
2025	298
2026	185
Thereafter	225

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $1.6 million as of June 30, 2022, down from $2.0 million at March 31, 2022, and down substantially from $2.4 million at June 30, 2021. NPAs as a percentage of total assets were 0.05% at June 30, 2022, compared to 0.06% at March 31, 2022 and 0.07% at June 30, 2021. The Company recorded a provision for loan losses for the second quarter of 2022 of $581 thousand compared to a recovery of provision of $758 thousand in the previous quarter and a recovery of provision of $1.4 million in the second quarter of the previous year. The provision expense for the second quarter of 2022 was a function of continued loan growth during the period and a slight increase in specific reserves. The increased provision expense as compared to the previous quarter and same quarter in 2021 was associated with downward adjustments in qualitative factors during those previous periods as the economy improved.

The allowance for loan losses was $18.5 million at June 30, 2022, compared to $18.0 million at March 31, 2022 and $20.1 million at June 30, 2021. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were 0.01% for the second quarter of 2022, compared to (0.01%) in both the previous quarter of 2022 and in the same quarter in the prior year. The allowance as a percentage of loans held for investment was 0.91% at June 30, 2022, compared to 0.90% at March 31, 2022, and 1.05% at June 30, 2021. Excluding PPP loans, the allowance as a percentage of loans was 0.91% at June 30, 2022 and March 31, 2022, compared to 1.11% at June 30, 2021.

NONINTEREST INCOME

Noninterest income decreased $763 thousand, or 13.6%, to $4.8 million for the quarter ended June 30, 2022 from $5.6 million in the prior quarter and decreased $305 thousand, or 5.9%, from the same quarter in the prior year. Mortgage banking and insurance were the primary contributors to this decline, with mortgage banking revenues contracting $244 thousand, or 36.3%, and income from insurance investments contracting $350 thousand, or 78.3%. Lower originations because of higher mortgage rates impacted mortgage banking income, and the decrease in income from insurance investments reflects a nonrecurring dividend of $350 thousand received in the first quarter of 2022.

The second quarter of 2022 compared to the second quarter of 2021 reflected a significant decrease in mortgage banking income, partially offset by growth in trust and brokerage fees, service charges on deposits, income from Small Business Investment Corporations and decreased losses on premises and equipment.

NONINTEREST EXPENSE

Noninterest expense for the second quarter of 2022 amounted to $15.5 million, up $106 thousand, or less than a 1% increase, when compared to $15.3 million for the previous quarter and up $818 thousand, or 5.6%, from $14.6 million during the same quarter in the previous year. The increase in the second quarter compared to the first quarter of 2022 was due to increased salary and benefits and other operational expenses.

The second quarter 2022 increase compared to the same quarter of 2021 was primarily due to increased salary and employee benefits expenses including incentive accruals, bank franchise taxes, data processing and other operational expenses.

INCOME TAXES

The effective tax rate for the three months ended June 30, 2022 was 20.90%, compared to 21.49% for the prior quarter and 21.00% for the same quarter in the prior year. The effective tax rate fluctuations are attributable to changes in pre-tax earnings and the levels of permanent tax differences.

BALANCE SHEET

Total assets at June 30, 2022 were $3.2 billion, a decrease of $112.5 million from March 31, 2022 and an increase of $32.1 million from June 30, 2021. The decrease from the previous quarter is due to lower interest bearing deposits in other banks resulting from a decrease in deposits, partially offset by the increase in loans, net during the period.

At June 30, 2022, loans held for investment (net of deferred fees and costs) were $2.0 billion, an increase of $42.8 million, or 8.6%, annualized from March 31, 2022. Loans held for investment, excluding PPP loans, increased $220.5 million, or 12.2%, from June 30, 2021.

Investment securities available for sale amounted to $668.8 million at June 30, 2022, a decrease of $17.4 million, or 2.5%, compared to March 31, 2022, and growth of $113.3 million, or 20.4%, compared to June 30, 2021.

Deposits amounted to $2.8 billion at June 30, 2022, a decrease of $95.9 million, or 13.1% annualized, from March 31, 2022 and growth of $60.6 million, or 2.2%, compared to June 30, 2021.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 7.58% at June 30, 2022 compared to 7.54% at March 31, 2022 and compared to 8.27% at June 30, 2021 (non-GAAP). The Company’s common equity Tier 1, Tier 1, total, and Tier 1 leverage capital ratios were 12.02%, 13.24%, 14.06% and 9.42%, respectively, at June 30, 2022.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.2 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $1.1 billion of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) the impacts of the ongoing COVID-19 pandemic and the associated efforts to limit the spread of the virus; (2) expected revenue synergies and cost savings from acquisitions and depositions; (3) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (4) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (5) the adequacy of the level of the allowance for loan losses, the amount of loan loss provisions required in future quarters, and the failure of assumptions underlying the allowance for loan losses; (6) cybersecurity threats or attacks, the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (7) accounting principles, policies, and guidelines; and (8) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	June 30,
ASSETS	2022	2021

Cash and due from banks	$34,409	$38,237
Interest-bearing deposits in other banks	307,164	502,300
Securities available for sale, at fair value	668,765	555,444
Restricted stock, at cost	8,495	8,035
Loans held for sale	5,227	13,807
Loans, net of deferred fees and costs	2,030,818	1,914,371
Less allowance for loan losses	(18,505)	(20,097)
Net Loans	2,012,313	1,894,274
Premises and equipment, net	34,878	37,478
Other real estate owned, net	143	213
Goodwill	85,048	85,048
Core deposit intangibles, net	3,977	5,339
Bank owned life insurance	29,318	28,791
Other assets	43,991	32,618

Total assets	$3,233,728	$3,201,584

Liabilities
Demand deposits -- noninterest-bearing	$1,047,931	$959,574
Demand deposits -- interest-bearing	544,323	482,586
Money market deposits	702,159	700,670
Savings deposits	275,945	241,746
Time deposits	259,989	385,174
Total deposits	2,830,347	2,769,750
Customer repurchase agreements	32,038	35,440
Long-term borrowings	28,283	28,181
Other liabilities	15,629	20,580
Total liabilities	2,906,297	2,853,951

Shareholders' equity
Preferred stock, $5 par, 2,000,000 shares authorized, none outstanding	—	—
Common stock, $1 par, 20,000,000 shares authorized, 10,663,599 shares outstanding at June 30, 2022 and 10,875,756 shares outstanding at June 30, 2021	10,588	10,811
Capital in excess of par value	143,337	150,947
Retained earnings	212,524	185,843
Accumulated other comprehensive (loss) income, net	(39,018)	32
Total shareholders' equity	327,431	347,633

Total liabilities and shareholders' equity	$3,233,728	$3,201,584

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended			For the Six Months Ended
	6/30/22	3/31/22	6/30/21	6/30/22	6/30/21
Interest and Dividend Income:
Interest and fees on loans	$19,076	$18,788	$21,087	$37,864	$43,360
Interest and dividends on securities:
Taxable	2,441	2,239	1,769	4,680	3,401
Tax-exempt	97	90	96	187	199
Dividends	116	113	117	229	236
Other interest income	800	177	98	977	175
Total interest and dividend income	22,530	21,407	23,167	43,937	47,371

Interest Expense:
Interest on deposits	646	569	922	1,215	2,209
Interest on short-term borrowings	9	6	5	15	16
Interest on long-term borrowings	385	379	469	764	952
Total interest expense	1,040	954	1,396	1,994	3,177

Net Interest Income	21,490	20,453	21,771	41,943	44,194
(Recovery of) provision for loan losses	581	(758)	(1,352)	(177)	(1,352)

Net Interest Income After (Recovery of) Provision for Loan Losses	20,909	21,211	23,123	42,120	45,546

Noninterest Income:
Trust and brokerage fees	1,587	1,809	1,490	3,396	2,914
Service charges on deposit accounts	709	689	630	1,398	1,252
Interchange fees	996	981	1,178	1,977	2,064
Other fees and commissions	200	266	180	466	433
Mortgage banking income	429	673	1,142	1,102	2,460
Income from Small Business Investment Companies	678	493	591	1,171	1,019
Income from insurance investments	97	447	141	544	929
Gains (losses) on premises and equipment, net	(84)	4	(432)	(80)	(481)
Other	225	238	222	463	474
Total noninterest income	4,837	5,600	5,142	10,437	11,064

Noninterest Expense:
Salaries and employee benefits	8,720	8,598	8,178	17,318	15,696
Occupancy and equipment	1,520	1,542	1,502	3,062	3,035
FDIC assessment	228	239	226	467	450
Bank franchise tax	488	476	443	964	881
Core deposit intangible amortization	320	330	371	650	752
Data processing	781	847	698	1,628	1,476
Software	363	363	338	726	667
Other real estate owned, net	2	(1)	10	1	127
Other	3,033	2,955	2,871	5,988	5,618
Total noninterest expense	15,455	15,349	14,637	30,804	28,702

Income Before Income Taxes	10,291	11,462	13,628	21,753	27,908
Income Taxes	2,151	2,463	2,862	4,614	5,853
Net Income	$8,140	$8,999	$10,766	$17,139	$22,055

Net Income Per Common Share:
Basic	$0.76	$0.84	$0.99	$1.60	$2.02
Diluted	$0.76	$0.84	$0.99	$1.60	$2.01
Weighted Average Common Shares Outstanding:
Basic	10,688,294	10,754,287	10,919,333	10,721,108	10,945,256
Diluted	10,690,496	10,756,902	10,923,156	10,723,517	10,949,523

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2022	2022	2021	2022	2021
EARNINGS
Interest income	$22,530	$21,407	$23,167	$43,937	$47,371
Interest expense	1,040	954	1,396	1,994	3,177
Net interest income	21,490	20,453	21,771	41,943	44,194
(Recovery of) provision for loan losses	581	(758)	(1,352)	(177)	(1,352)
Noninterest income	4,837	5,600	5,142	10,437	11,064
Noninterest expense	15,455	15,349	14,637	30,804	28,702
Income taxes	2,151	2,463	2,862	4,614	5,853
Net income	8,140	8,999	10,766	17,139	22,055

PER COMMON SHARE
Net income per share - basic	$0.76	$0.84	$0.99	$1.60	$2.02
Net income per share - diluted	0.76	0.84	0.99	1.60	2.01
Cash dividends paid	0.28	0.28	0.27	0.56	0.54
Book value per share	30.71	31.27	31.96	30.71	31.96
Book value per share - tangible (a)	22.36	22.94	23.65	22.36	23.65
Closing market price	34.61	37.68	31.09	34.61	31.09

FINANCIAL RATIOS
Return on average assets	0.99%	1.08%	1.38%	1.04%	1.44
Return on average common equity	9.83	10.24	12.44	10.04	12.81
Return on average tangible common equity (a)	13.87	14.14	17.30	14.01	17.87
Average common equity to average assets	10.06	10.59	11.10	10.32	11.20
Tangible common equity to tangible assets (a)	7.58	7.54	8.27	7.58	8.27
Net interest margin, taxable equivalent	2.76	2.63	3.00	2.70	3.10
Efficiency ratio (a)	57.18	57.53	52.06	57.35	49.84
Effective tax rate	20.90	21.49	21.00	21.21	20.97

PERIOD-END BALANCES
Securities	$677,260	$694,660	$563,479	$677,260	$563,479
Loans held for sale	5,227	2,524	13,807	5,227	13,807
Loans, net	2,030,818	1,988,008	1,914,371	2,030,818	1,914,371
Goodwill and other intangibles	89,025	89,345	90,387	89,025	90,387
Assets	3,233,728	3,346,238	3,201,584	3,233,728	3,201,584
Assets - tangible (a)	3,144,703	3,256,893	3,111,197	3,144,703	3,111,197
Deposits	2,830,347	2,926,207	2,769,750	2,830,347	2,769,750
Customer repurchase agreements	32,038	38,527	35,440	32,038	35,440
Long-term borrowings	28,283	28,257	28,181	28,283	28,181
Shareholders' equity	327,431	335,074	347,633	327,431	347,633
Shareholders' equity - tangible (a)	238,406	245,729	257,246	238,406	257,246

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2022	2022	2021	2022	2021
AVERAGE BALANCES
Securities (b)	$726,472	$710,873	$512,981	$718,716	$486,020
Loans held for sale	3,759	4,324	15,883	4,040	13,573
Loans, net	2,006,970	1,966,586	1,947,797	1,986,890	1,978,312
Interest-earning assets	3,120,925	3,126,561	2,909,216	3,123,728	2,862,016
Goodwill and other intangibles	89,200	89,525	90,577	89,362	90,775
Assets	3,292,913	3,320,314	3,118,687	3,306,538	3,073,073
Assets - tangible (a)	3,203,713	3,230,789	3,028,110	3,217,176	2,982,298
Interest-bearing deposits	1,849,664	1,880,873	1,761,203	1,865,182	1,750,867
Deposits	2,881,318	2,880,893	2,677,101	2,881,106	2,630,081
Customer repurchase agreements	35,766	41,337	37,591	38,536	40,651
Long-term borrowings	28,268	28,241	35,584	28,255	35,612
Shareholders' equity	331,276	351,539	346,210	341,352	344,232
Shareholders' equity - tangible (a)	242,076	262,014	255,633	251,990	253,457

CAPITAL
Weighted average shares outstanding - basic	10,688,294	10,754,287	10,919,333	10,721,108	10,945,256
Weighted average shares outstanding - diluted	10,690,496	10,756,902	10,923,156	10,723,517	10,949,523

COMMON STOCK REPURCHASE PROGRAM
Total shares of common stock repurchased	54,676	88,929	93,212	143,605	147,235
Average price paid per share of common stock	$35.32	$38.18	$34.73	$37.09	$32.81

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$17,988	$18,678	$21,416	$18,678	$21,403
(Recovery of) provision for loan losses	581	(758)	(1,352)	(177)	(1,352)
Charge-offs	(117)	(37)	(29)	(154)	(51)
Recoveries	53	105	62	158	97
Ending balance	$18,505	$17,988	$20,097	$18,505	$20,097

LOANS
Construction and land development	$174,361	$148,276	$133,592	$174,361	$133,592
Commercial real estate - owner occupied	403,478	402,306	384,095	403,478	384,095
Commercial real estate - non-owner occupied	749,174	752,817	650,862	749,174	650,862
Residential real estate	310,110	295,949	264,680	310,110	264,680
Home equity	95,352	89,593	100,835	95,352	100,835
Commercial and industrial	291,445	291,697	372,759	291,445	372,759
Consumer	6,898	7,370	7,548	6,898	7,548
Total	$2,030,818	$1,988,008	$1,914,371	$2,030,818	$1,914,371

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2022	2022	2021	2022	2021
NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$90	$71	$125	$90	$125
Nonaccrual	1,385	1,762	2,057	1,385	2,057
Other real estate owned and repossessions	143	143	213	143	213
Nonperforming assets	$1,618	$1,976	$2,395	$1,618	$2,395

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	0.91%	0.90%	1.05%	0.91%	1.05%
Allowance for loan losses to nonperforming loans	1,254.58	981.34	921.04	1,254.58	921.04
Nonperforming assets to total assets	0.05	0.06	0.07	0.05	0.07
Nonperforming loans to total loans	0.07	0.09	0.11	0.07	0.11
Annualized net recoveries to average loans	0.01	(0.01)	(0.01)	0.00	(0.00)

OTHER DATA
Fiduciary assets at period-end (c) (d)	$709,264	$727,022	$697,528	$709,264	$697,528
Retail brokerage assets at period-end (c) (d)	$370,493	$405,742	$392,881	$370,493	$392,881
Number full-time equivalent employees (e)	345	338	340	345	340
Number of full service offices	26	26	26	26	26
Number of loan production offices	1	1	1	1	1
Number of ATMs	36	36	36	36	36

Notes:

(a) -	This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.
(b) -	Average does not include unrealized gains and losses.
(c) -	Market value.
(d) -	Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) -	Average for quarter.

American National Bankshares Inc.
Net Interest Income Analysis
For the Three Months Ended June 30, 2022 and 2021
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2022	2021	2022	2021	2022	2021
Loans:
Commercial	$289,092	$391,871	$2,473	$4,458	3.43%	4.56%
Real estate	1,715,073	1,564,747	16,538	16,551	3.86	4.23
Consumer	6,564	7,062	98	112	5.99	6.36
Total loans (b)	2,010,729	1,963,680	19,109	21,121	3.80	4.30

Securities:
U.S. Treasury	152,234	41,840	349	114	0.92	1.09
Federal agencies & GSEs	107,363	102,730	323	298	1.20	1.16
Mortgage-backed & CMOs	360,418	281,820	1,280	961	1.42	1.36
State and municipal	68,172	62,204	342	323	2.00	2.08
Other	38,285	24,387	385	311	2.01	5.10
Total securities	726,472	512,981	2,679	2,007	1.48	1.56

Deposits in other banks	383,724	432,555	800	98	0.84	0.09

Total interest-earning assets	3,120,925	2,909,216	22,588	23,226	2.90	3.20

Non-earning assets	171,988	209,471

Total assets	$3,292,913	$3,118,687

Deposits:
Demand	$546,412	$468,684	36	37	0.03	0.03
Money market	744,653	701,957	225	215	0.12	0.12
Savings	275,957	239,887	8	6	0.01	0.01
Time	282,642	350,675	377	664	0.54	0.76
Total deposits	1,849,664	1,761,203	646	922	0.14	0.21

Customer repurchase agreements	35,766	37,591	8	5	0.09	0.05
Long-term borrowings	28,268	35,584	377	469	5.33	5.27
Total interest-bearing liabilities	1,913,698	1,834,378	1,031	1,396	0.22	0.30

Noninterest bearing demand deposits	1,031,654	915,898
Other liabilities	16,285	22,201
Shareholders' equity	331,276	346,210
Total liabilities and shareholders' equity	$3,292,913	$3,118,687

Interest rate spread					2.68%	2.90%
Net interest margin					2.76%	3.00%

Net interest income (taxable equivalent basis)			21,557	21,830
Less: Taxable equivalent adjustment (c)			58	59
Net interest income			$21,499	$21,771

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Net Interest Income Analysis
For the Six Months Ended June 30, 2022 and 2021
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2022	2021	2022	2021	2022	2021
Loans:
Commercial	$289,569	$428,073	$5,105	$10,249	3.56%	4.83%
Real estate	1,694,825	1,556,465	32,616	32,941	3.85	4.23
Consumer	6,536	7,347	210	238	6.48	6.53
Total loans (b)	1,990,930	1,991,885	37,931	43,428	3.81	4.37

Securities:
U.S. Treasury	149,632	28,645	672	126	0.90	0.88
Federal agencies & GSEs	106,141	104,026	616	602	1.16	1.16
Mortgage-backed & CMOs	360,997	269,977	2,487	1,934	1.38	1.43
State and municipal	67,850	60,359	673	637	1.98	2.11
Other	34,096	23,013	697	588	4.09	5.11
Total securities	718,716	486,020	5,145	3,887	1.43	1.60

Deposits in other banks	414,082	384,111	977	175	0.48	0.09

Total interest-earning assets	3,123,728	2,862,016	44,053	47,490	2.82	3.32

Non-earning assets	182,810	211,057

Total assets	$3,306,538	$3,073,073

Deposits:
Demand	$536,018	$459,867	73	77	0.03	0.03
Money market	748,498	693,002	326	491	0.09	0.14
Savings	270,040	233,680	15	13	0.01	0.01
Time	310,626	364,318	801	1,628	0.52	0.90
Total deposits	1,865,182	1,750,867	1,215	2,209	0.13	0.25

Customer repurchase agreements	38,536	40,651	15	16	0.08	0.08
Long-term borrowings	28,255	35,612	764	952	5.41	5.35
Total interest-bearing liabilities	1,931,973	1,827,130	1,994	3,177	0.21	0.35

Noninterest bearing demand deposits	1,015,924	879,214
Other liabilities	17,289	22,497
Shareholders' equity	341,352	344,232
Total liabilities and shareholders' equity	$3,306,538	$3,073,073

Interest rate spread					2.61%	2.97%
Net interest margin					2.70%	3.10%

Net interest income (taxable equivalent basis)			42,059	44,313
Less: Taxable equivalent adjustment (c)			116	119
Net interest income			$41,943	$44,194

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2022	2021	2021	2022	2021
EFFICIENCY RATIO
Noninterest expense	$15,455	$15,349	$14,637	$30,804	$28,702
Subtract: loss on sale of OREO	—	—	—	—	(111)
Subtract: core deposit intangible amortization	(320)	(330)	(371)	(650)	(752)
	$15,135	$15,019	$14,266	$30,154	$27,839

Net interest income	$21,490	$20,453	$21,771	$41,943	$44,194
Tax equivalent adjustment	58	58	59	116	119
Noninterest income	4,837	5,600	5,142	10,437	11,064
Add/subtract: (gain)/loss on fixed assets	84	(4)	432	80	481
	$26,469	$26,107	$27,404	$52,576	$55,858

Efficiency ratio	57.18%	57.53%	52.06%	57.35%	49.84%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$19,109	$18,822	$21,121	$37,931	$43,428
Interest income - investments and other	3,479	2,643	2,105	6,122	4,062
Interest expense - deposits	(646)	(569)	(922)	(1,215)	(2,209)
Interest expense - customer repurchase agreements	(8)	(6)	(5)	(14)	(16)
Interest expense - long-term borrowings	(377)	(379)	(469)	(756)	(952)
Total net interest income	$21,557	$20,511	$21,830	$42,068	$44,313
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(34)	(34)	(34)	(68)	(68)
Tax benefit on nontaxable interest - securities	(24)	(24)	(25)	(48)	(51)
GAAP measures	$21,499	$20,453	$21,771	$41,952	$44,194

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	9.83%	10.24%	12.44%	10.04%	12.81%
Impact of excluding average goodwill and other intangibles	4.04	3.90	4.86	3.97	5.06
Return on average tangible equity (non-GAAP)	13.87%	14.14%	17.30%	14.01%	17.87%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	10.13%	10.01%	10.86%	10.13%	10.86%
Impact of excluding goodwill and other intangibles	(2.55)	(2.47)	(2.59)	(2.55)	(2.59)
Tangible equity to tangible assets ratio (non-GAAP)	7.58%	7.54%	8.27%	7.58%	8.27%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$30.71	$31.27	$31.96	$30.71	$31.96
Impact of excluding goodwill and other intangibles	(8.35)	(8.33)	(8.31)	(8.35)	(8.31)
Tangible book value per share (non-GAAP)	$22.36	$22.94	$23.65	$22.36	$23.65

ADJUSTED LOAN LOSS ALLOWANCE
Allowance for loan losses	$18,505	$17,988	$20,097	$18,505	$20,097
Credit discount on purchased loans	3,741	4,001	6,055	3,741	6,055
Adjusted loan loss allowance	$22,246	$21,989	$26,152	$22,246	$26,152

Total loans, net	$2,030,818	$1,988,008	$1,914,371	$2,030,818	$1,914,371
Subtract: PPP loans, net	(116)	(689)	(104,143)	(116)	(104,143)
Total loans less PPP loans, net	$2,030,702	$1,987,319	$1,810,228	$2,030,702	$1,810,228

Adjusted loan loss allowance to total loans less PPP loans, net	1.10%	1.11%	1.44%	1.10%	1.44%

Allowance for loan losses to total loans less PPP loans, net	0.91%	0.91%	1.11%	0.91%	1.11%